UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2021

Hyzon Motors Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39632	82-2726724
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Quaker Meeting House Road
Honeoye Falls, NY	14472
(Address of principal executive offices)	(Zip Code)

(585)-484-9337

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HYZN	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	HYZNW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2021, Hyzon Motors Inc. (“Hyzon” or the “Company”) announced that the retirement of Gary Robb as Chief Technology Officer the Company, effective close of business September 17, 2021.

On August 27, 2021, Mr. Robb and the Company entered into a Letter Agreement (the “Agreement”) concerning Mr. Robb’s retirement and separation from Hyzon. Pursuant to the Agreement, for a period of 24 months commencing on September 18, 2021 (the “Initial Consulting Period”), Mr. Robb will serve as a consultant to Hyzon. After the expiration of the Initial Consulting Period, either Hyzon or Mr. Robb may terminate Mr. Robb’s position as a consultant.

In exchange for services provided during the Initial Consulting Period, Mr. Robb will receive $20,000 per month. Subject to conditions of the Letter Agreement, the 1,772,000 stock options previously granted to Mr. Robb pursuant to his employment agreement with the Company will continue to vest annually in equal installments on April 1, 2022 through April 1, 2025. Pursuant to the Agreement and subject to approval by the Company’s board of directors (the “Board”), Mr. Robb also will be entitled to receive 250,000 restricted stock units of Hyzon, half of which will vest on or after Mr. Robb’s retirement date and half of which will vest on or after the one year anniversary of Mr. Robb’s retirement date, in each case following the Board’s approval.

During the Initial Consulting Period, Mr. Robb is precluded from (1) soliciting any Hyzon employees or customers and (2) providing Proton Exchange Membrane (“PEM”) fuel cell system development or PEM stack development and materials to an international or domestic company.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On September 2, 2021, the Company furnished a press release regarding the retirement of Mr. Robb described above in Item 5.02 of this Current Report on Form 8-K and the appointment of Shinichi Hirano, Hyzon’s Chief Engineer, Fuel Cell, to succeed to Mr. Robb as Chief Technology Officer of Hyzon. The press release is attached hereto as Exhibit 99.1 and incorporated in this Item 7.01 by reference.

The information set forth in Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement between Hyzon Motors Inc. and Gary Robb, dated August 27, 2021

99.1	Press Release, dated September 2, 2021

104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 2, 2021

HYZON MOTORS INC.

By:	/s/ Craig M. Knight
Name:	Craig M. Knight
Title:	Chief Executive Officer

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